                                                                   Exhibit 10.13


                      MASTER COURSE DEVELOPMENT AGREEMENT

                                    between

                        CALIBER LEARNING NETWORK, INC.

                                      and

                THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

                                acting through

       THE ARESTY INSTITUTE OF EXECUTIVE EDUCATION AT THE WHARTON SCHOOL


                         Dated as of:  March 26, 1998


THIS MASTER COURSE DEVELOPMENT AGREEMENT (this "Agreement") is dated as of the 26th day of March, 1998 (the "Effective Date") and is by and between CALIBER LEARNING NETWORK, INC., a Maryland corporation ("Caliber"), with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA acting through THE ARESTY INSTITUTE OF EXECUTIVE EDUCATION AT THE WHARTON SCHOOL, a Pennsylvania nonprofit corporation (collectively referred to as "Wharton"), with its principal place of business at 255 South 38/th/ Street, Philadelphia, PA 19104-6359.

                                 RECITALS


1. The University of Pennsylvania, including The Wharton School, is a tax exempt entity formed for educational purposes.

2. Currently, Wharton is engaged primarily in face to face, classroom education of undergraduate, graduate and executive education students on Wharton's campus.

3. Wharton desires to expand its educational offerings to students who may not have access to Wharton's campus through, among other things, distance learning programs.

4. Caliber is in the process of establishing a nationwide network of facilities and a distance learning infrastructure that enable it to provide educational, training and other distance learning services (the "Caliber Learning Network").

5. Wharton has developed and will continue to develop educational courses in business administration and related topics that it wishes to offer to an increased number of student participants at various geographical locations.

                                      -1-
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6.  Wharton desires to develop content and to teach courses in accordance with
Wharton's business education purposes through a distance learning program, which Caliber can deliver through its distance learning infrastructure.

7. Assuming the success of the initial course offerings, Wharton and Caliber anticipate Wharton creating additional course offerings from time to time to fulfill Wharton's academic objectives.

                                 TERMS AND CONDITIONS

          In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Caliber and Wharton agree as follows:

                                 ARTICLE  1

                                  DEFINITIONS

          Section 1.1.    Defined Terms.  As used in this Agreement, the
          -----------------------------
following terms shall have the following meanings:

          "Caliber" is defined in the Preamble.

          "Caliber Learning Network" is defined in Recital 1.

          "Caliber Marks" is defined in Section 10.2.

          "Caliber Site"  is defined in Section 2.5.

          "Confidential Information" means the oral or written proprietary or confidential information of a party that is, in the case of written information, clearly marked as "Confidential" and, in the case of oral information, confirmed in writing to be confidential within ten (10) days after its initial disclosure to the other party. Examples of Confidential Information include, but are not limited to, the identity or personal information of Participants or active prospects, strategic plans and materials, marketing strategies, business data, financial information, studies of the effectiveness of distance learning systems, and software. Confidential Information does not include:

          (a) information that is known to the recipient or independently developed by the recipient prior to the time of disclosure in each case, to the extent evidenced by

                                      -2-
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written records promptly disclosed to the disclosing party upon receipt of the
Confidential Information;

          (b) information disclosed to the recipient by a third party that has a right to make such disclosure;

          (c) information that becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing party or a third person obtaining such information as a matter of right; or

          (d) information that is required to be disclosed by order of United States governmental authority or a court of competent jurisdiction; provided that the recipient notifies the disclosing party so that the disclosing party may seek to obtain confidential treatment of such information by the agency or court.

          "Course" means any course offering described in one of the sequentially numbered Exhibit A's to this Agreement.
                      ---------

          "Course Content" means any and all lectures, texts and any other tangible expressions of the intellectual content of a Course.

          "Course Schedule" is defined in Section 2.6.

          "Derivative Work" means any adaptation or formatting by Caliber and/or Wharton of the Course Content for delivery through the Caliber Learning Network, including but not limited to video tape presentations or versions, CD-ROM versions, Internet courseware or versions, Power PointO or similar presentations, and any other derivative works of the Course Content.

          "Effective Date" is defined in the Preamble.

          "EOM" means the title of the initial series of Courses called "Essentials of Management" or such other title selected by Wharton and approved by Caliber.

          "Essentials of Management Series" means the initial EOM series of Courses developed by Wharton for delivery through the Caliber Learning Network pursuant to this Agreement.

          "Participant(s)" means student attendee(s) of a Session.

          "Revenues" is defined in Section 9.1.

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          "Rights" means all intellectual property or other proprietary rights, including, without limitation, copyrights, trade secrets, patents and trademarks.

          "Session" means any single broadcast or event (1-3 hours in length) within a Course that is developed, offered and delivered by Wharton and Caliber to Participants through the Caliber Learning Network under this Agreement.

          "Session Delivery" means the delivery of a Session by Caliber to Participants under this Agreement.

          "Session Delivery Fee" is defined in Section 9.2.

          "Taped Session" is a videotaped copy of the broadcast of a Session.

          "Trigger Event" means any of the following:

          (a) if a party: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; suffers a custodian, receiver or trustee for it or substantially all of its property to be appointed and, if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit for its creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors to be instituted against it and, if contested by it, not dismissed or stayed within ten (10) days;

          (b) if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or release of debtors are instituted or commenced by a party;

          (c) if any order for relief is entered relating to any of the proceedings described in paragraphs (a) or (b) above;

          (d) if a party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or

          (e) if a party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the proceedings described in paragraphs (a), (b), (c) or (d) above.

          "Wharton" is defined in the Preamble.

          "Wharton Marks" is defined in Section 10.1.

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                                  ARTICLE  2

                            DEVELOPMENT OF COURSES

          Section 2.1.    Personnel.  Upon execution of this Agreement, Wharton
          -------------------------
and Caliber each shall identify a sufficient number of qualified persons from their respective organizations who will be responsible for the design, development, marketing, coordination and implementation of the Courses consistent with the parties respective obligations under this Agreement.

          Section 2.2.    Development.    In order to ensure that each Course
          ---------------------------
meets Wharton's educational objectives, Wharton will have sole responsibility for developing the Course Content, selecting and training instructors, developing related text materials to be incorporated into the Course Content and developing any related computer content or software to be incorporated into the Course Content.

          Section 2.3.    Releases.  Wharton will be responsible for obtaining
          ------------------------
copyright and publicity consents with respect to the professors, guest lecturers, students and authors of any third party sources contributing to the Course Content or appearing on a Taped Session.

          Section 2.4.    The Initial Courses.  Wharton shall develop initially
          -----------------------------------
two (2) Courses that will be suitable for delivery through the Caliber Learning Network after the formatting and adaptation contemplated by Section 3, all as further described in Exhibit A-1 and Exhibit A-2 attached hereto and shall offer
                     -----------     -----------
such Courses through the Caliber Learning Network in the Fall of 1998 and the Winter and Spring of 1999 in accordance with the Course Schedule.

          Section 2.5.    Additional Courses.  The parties may agree from time
          ----------------------------------
to time to offer additional Courses subject to the following procedure: (a) the parties shall complete an Additional Course Form, substantially in the form of Exhibit B, which will become a new sequentially numbered Exhibit A to this
---------                                                ---------
Agreement; (b) the parties shall execute a new Exhibit Index indicating that such Additional Course Form has been incorporated into this Agreement; and (c) the parties shall attach such Additional Course Form and Exhibit Index to this Agreement. Each Exhibit A will set forth the parties' preliminary understanding
                 ----------
concerning the specific parameters of the Course, including all of the following: the frequency, dates and times at which such Course will be offered; the target total enrollment for the Course; the Caliber Learning Centers that will offer the Course (each a "Caliber Site"); the minimum and maximum class size at each room at a Caliber Site; the registration fee for the Course; the method of registration and enrollment; the target market for the Course; and financial projections. Each Exhibit A may be amended from time to time in a
                             ---------
writing executed by both parties.

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          Section 2.6.    Course Schedule.  The parties have developed and will
          -------------------------------
continue to refine the initial schedule of Courses (the "Course Schedule"), which shows: the number and timing of the Courses to be developed and subsequent Courses that the parties anticipate may be developed; and the number and timing of the repetitions of each Course. The Course Schedule is attached hereto as Exhibit C. The Course Schedule may be amended from time to time upon
          ---------
the agreement of the parties in writing.

                                  ARTICLE  3

                      FORMATTING AND DELIVERY OF COURSES

          Section 3.1.    Format.  Caliber, in consultation with Wharton, shall
          ----------------------
be responsible for formatting and adapting the Course Content developed by Wharton in order for the Course Content to be delivered over the Caliber Learning Network. Wharton shall cooperate with Caliber and provide such reasonable assistance as Caliber may require for this purpose. Caliber shall not format or adapt the Course Content in any way that compromises the educational value of and academic standards associated with the Course Content. Caliber will produce at its expense video roll-ins and films to supplement the Course Content as requested by Wharton from time to time; provided that the parties both agree in advance on the nature, scope and budget for each such project; and provided further that Wharton retains control over the content of each such project.

          Section 3.2.    Session Delivery. Caliber shall deliver each Session
          --------------------------------
at the Caliber Sites set forth on the relevant Exhibit A.  Caliber shall ensure
                                               ---------
that the Caliber Sites are clean, secure and appropriately equipped for delivery of the Sessions and present a reasonable learning environment. For example, each Participant at each Caliber Site shall have individual access at their desktop to a personal computer that is networked to all of the Participants and the faculty. In connection with the delivery of each Session, Caliber shall:

          3.2.1 provide the software and computer programs, including, without limitation, Caliber's proprietary class interaction support software, necessary to deliver the Session;

          3.2.2 provide the hardware components necessary to deliver the Session and create a two-way audio and video environment, including, without limitation, a satellite dish and integrated receiver decoder to receive the video and audio signals at each Caliber Site, and workstations, cameras, video monitors and related components necessary to return audio and video signals from each Caliber Site;

          3.2.3 provide maintenance and related support services necessary to maintain the software and computer programs and the hardware components required for delivery of the Session;

          3.2.4 provide a studio facility and trained staff for initiation of the broadcast reasonably accessible to Wharton;

          3.2.5 provide any training reasonably necessary for Wharton's faculty to utilize effectively the Caliber Learning Network;

          3.2.6 have at least one (1) qualified Caliber employee during each Session available at each Caliber Site participating in the Session to: monitor attendance (including ensuring that only registered Participants attend a Session), Participant behavior and performance of technical equipment, including hardware and software; oversee delivery of the Session; distribute and collect Participant surveys, as needed; and provide non-academic assistance to Participants; and

          3.2.7 create and maintain in reasonable working order so that it is responsive to the educational needs of the Courses a password-protected website or intranet dedicated to the Essentials of Management Series to facilitate organization of the Courses, distribution of Course materials, and interaction between and among the Participants and the faculty for the Sessions.

          Section 3.3.    Quality of Session Delivery.  All aspects of the
          -------------------------------------------
Session Delivery will be of high quality and will at all times meet or exceed the standards for two-way audio and video Session delivery in the video-conferencing industry. In this regard, Caliber represents, warrants and covenants that the interactive elements of the Session Delivery, including any software, Internet communication, video and audio transmission, will provide for substantially simultaneous interaction and that the video and audio transmission quality will be excellent and any technical problems will be promptly resolved. Furthermore, during the term of this Agreement, the parties may develop additional metrics by which to measure the quality of the Session Delivery.

          Section 3.4.    Taped Session Make-Ups by Participants.
          ------------------------------------------------------
Notwithstanding Section 8.1, Caliber shall have available at each Caliber Site copies of the Taped Sessions for each Course. Caliber shall provide on a short term basis Taped Sessions to any Participants who may have missed the scheduled broadcast of such Session under such terms as the parties may agree.

          Section 3.5.    Studio Facility.  In preparation for the broadcast of
          -------------------------------
the first Session of the initial Course, the parties will cooperate to locate a studio facility for the initiation of Session broadcasts reasonably accessible to the campus of The University of Pennsylvania.

          Section 3.6.    Observation Rights.  Caliber may permit any
          ----------------------------------
prospective Participants or their employers to observe at a Caliber Site a broadcast of a Session; provided that Caliber obtains Wharton's prior written approval of such prospect, which approval will not be unreasonably withheld; and provided further that Caliber shall take reasonable steps to avoid any disruption of the Session.

                                   ARTICLE 4

                                   MARKETING

          Section 4.1.    Sales Force.  Because broad dessemination of
          ---------------------------
information regarding the Essentials of Management Series will advance Wharton's educational objectives and opportunities, Caliber shall hire, train and compensate a sales force for the Essentials of Management Series of at least four (4) full time equivalent employees of Caliber. Such sales force shall pursue diligently the objectives of this Agreement. Wharton shall provide training for the sales force hired by Caliber with respect to the Courses and the Course Content, including preparing scripts to be used by the sales force. In the event that Wharton is not satisfied with the performance or conduct of any member of such sales force, Caliber will replace such member at Wharton's request.

          Section 4.2.    Marketing Materials.  Wharton shall be responsible for
          -----------------------------------
the development and distribution of direct marketing materials and print advertising in connection with the Courses. Caliber shall assist Wharton in preparing such materials and advertising by providing information about Caliber and about the Session Delivery. Wharton shall publicize each Session in such Wharton newsletters, brochures and other publications distributed by Wharton to students, alumni and others as are deemed appropriate in the sole discretion of Wharton.

          Section 4.3.    Telephone Support.  Wharton shall use its in-house
          ---------------------------------
telemarketing staff to support any incoming calls regarding the Courses. Wharton shall train such staff to answer questions about the Courses. Wharton and Caliber will participate in outgoing calls to follow up on leads for potential Participants and to verify Participant information.

          Section 4.4.    Internet.   Wharton's Executive Education Website
          ------------------------
shall advertise the EOM Courses. Wharton's website shall be listed with all major search engines. The parties respective websites will be linked to each other. Wharton's website shall specifically be designed to provide information and inquiry response on-line. Caliber's website shall also market the Courses and include a "virtual tour" of a Caliber Site.

          Section 4.5.    Public Relations.  Neither party shall issue a press
          --------------------------------
release or other public announcement or call a press conference regarding this Agreement, the relationship between the parties or the Essentials of Management Series without the prior written approval of the content of such release, announcement or conference by the other party. Furthermore, the parties shall cooperate to promote the Essentials of Management Series to the national business media, trade and airline publications.

          Section 4.6.    Trade Shows.  In order to increase the public
          ---------------------------
awareness of the additional educational opportunities presented by the Essentials of Management Series, Wharton shall promote the Courses at Wharton's booth at the ASTD conference to be held from May 31, 1998 to June 4, 1998. The parties shall discuss from time to time any additional appearances at other trade shows.


                                   ARTICLE 5

                                 REGISTRATION

          Section 5.1.    Registration and Collections by Wharton.  Wharton
          -------------------------------------------------------
shall register all Participants for the Courses and collect all registration fees or other Revenues, prior to the commencement of the initial Session of a Course.

          Section 5.2.    Collections by Caliber.  Caliber shall collect any
          --------------------------------------
registration fees or other Revenues that may be paid by a Participant at a Caliber Site and shall remit to Wharton within five (5) business days of receipt all such registration fees, if any, collected by Caliber.

          Section 5.3.    Admission Standards and Enrollment.  In order to
          --------------------------------------------------
ensure that the Participants have the appropriate background and experience to benefit from the Courses, Wharton shall have sole control over the standards of admission and acceptance of prospective Participants for each Course. Wharton shall also control the enrollment size for each Caliber Site.

          Section 5.4.    Enrollment Fees and Revenue Collections.  Wharton
          -------------------------------------------------------
shall deposit all Revenues in a segregated bank account. Both parties shall receive a copy of the bank statements with respect to such account.

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                                   ARTICLE 6

                                  MONITORING

          Section 6.1.    Participants Surveys.  Wharton and Caliber will
          ------------------------------------
jointly develop Participant surveys to evaluate the Sessions, including the Course Content and Session Delivery, and will otherwise develop a process for monitoring, evaluating, and modifying as necessary quality control mechanisms. Notwithstanding the foregoing sentence, Wharton shall be responsible for the quality of the Course Content and Caliber shall be responsible for the quality of the Session Delivery.

          Section 6.2.    Reports.  After the commencement of Session Delivery:
          -----------------------

          6.2.1 on or before the 15th day of each month, Caliber shall provide to Wharton a report of each Session delivered during the prior month, which report will identify the locations of the Session and the attendees, will include a brief description of the overall quality of the Session Delivery, will include photocopies of all Participant surveys and will include such other information as the parties may agree from time to time; and

          6.2.2 within three (3) days after delivery of a Session during which there have occurred any significant technical or other disruptions or problems, Caliber shall provide to Wharton a special report identifying and describing the nature and extent of such disruption or problems, the source of the disruption or problems, the corrective measures taken by Caliber, the reaction of the Participants and any other information reasonably necessary for Wharton to assess Caliber's compliance with its obligations under this Agreement.

          Section 6.3.    Implementation Audits.  Wharton shall have the right
          -------------------------------------
(but not the obligation) to observe the delivery of any Session at any Caliber Site and to request reasonable changes by Caliber in the implementation or Session Delivery to address any problems identified by Wharton.

          Section 6.4.    Reassessment.  On or about March 31, 1999, the parties
          ----------------------------
will meet to discuss and reassess the initial business plan associated with this Agreement. Such review shall include, but not be limited to, the reassessment of: nature of the Course Content and any Derivative Works; the quality of the Session Delivery; the viability of the marketing plan for each Course; the Revenues produced by each Course; and the results of the Participant surveys for each Course. On the basis of such reevaluation, the parties may decide to modify, supplement or delete any aspect of this Agreement, other than Section 9.2, by executing a written amendment or supplement to this Agreement.

                                   ARTICLE 7

                             OWNERSHIP AND LICENSE

          Section 7.1.    Ownership.  The parties understand and agree that
          -------------------------
Wharton and Wharton's licensors will retain ownership of all Rights to the Course Content, the Sessions and all Derivative Works and, subject to Section 8.1, will be able to use the Course Content, the Sessions and all Derivative Works for Wharton's other purposes. Wharton understands and agrees that Caliber is not granting Wharton any ownership rights in the Caliber Learning Network or in any equipment, property, systems, software, know-how, or technical or operational information or other materials used by Caliber to deliver the Sessions.

          Section 7.2.    Assignment.  Notwithstanding anything herein to the
          --------------------------
contrary, but subject in any event to the second sentence of Section 7.1 and to
Section 10.2, to the extent that any Rights of Caliber (other than any content that is peculiar to the Caliber Learning Network) are or, during the term of this Agreement, become embodied in the Course Content, the Sessions or any Derivative Work, Caliber hereby assigns to Wharton all of Caliber's right, title and interest in and to the Course Content, the Sessions and/or the Derivative Works, without further consideration. By way of example, but not by way of limitation, a set of student instructions on the use of the Caliber Learning Network would remain the property of Caliber, whereas a video clip produced by either Caliber or a third party hired by Caliber to supplement the Course Content as a Derivative Work would be owned by Wharton.

          Section 7.3.    Caliber's Activities.  Caliber represents, warrants
          ------------------------------------
and covenants that Caliber will perform all of its obligations under this Agreement by either Caliber employees working within the scope of their employment or by independent contractors who have assigned to Caliber in writing and in advance the Rights of such independent contractors, if any, in and to the Course Content, the Sessions and/or Derivative Works in a form approved by Wharton in advance.

          Section 7.4.    Applications and Filings.  Wharton and Caliber shall
          ----------------------------------------
cooperate in good faith with one another to make all necessary applications and filings, including copyright registrations and other legal protections, both U.S. and foreign, to protect the interests of Wharton in the Course Content, the Sessions and the Derivative Works. Wharton shall pay all filing fees and other direct expenses of such applications and filings.

          Section 7.5.    Precautions.  Caliber shall take all reasonable
          ---------------------------
precautions to prevent the unauthorized copying, removal, alteration, disclosure, use, loss of or improper access to the Course Content, the Derivative Works (including, but not limited to, the Taped Sessions), and the Sessions. Wharton shall take all reasonable precautions to prevent any copying, removal, alteration, use, or improper access to the Taped Sessions that is prohibited by Section 8.1.

          Section 7.6.    Use of Course Content by Caliber.  Wharton grants to
          ------------------------------------------------
Caliber a limited, nonexclusive license to copy, transmit, use, and prepare derivative works of the Course Content as part of the Sessions to the extent necessary for Caliber to perform its obligations under this Agreement. This license cannot be assigned or sublicensed by Caliber. This license will expire upon the termination of this Agreement for any reason.

                                   ARTICLE 8

                        EXCLUSIVITY AND CONFIDENTIALITY

          Section 8.1.    Negative Covenants.  During and after the term of this
          ----------------------------------
Agreement, Wharton shall not copy, use, modify or distribute any Taped Sessions for any purpose, other than in connection with either (a) Wharton's on campus or residential educational programs or (b) Wharton's custom educational programs in any location(s) delivered through traditional methods using live classroom instruction, without Caliber's prior written permission, which consent will not be unreasonably withheld. During the term of this Agreement, except as permitted by Section 3.4, Caliber shall not copy, use, modify or distribute any Taped Sessions for any purpose, without Wharton's prior written permission, which consent will not be unreasonably withheld. After the term of this Agreement, Caliber shall not copy, use, modify or distribute any Taped Sessions for any purpose.

          Section 8.2.    Right of First Offer.  In the event that either party
          ------------------------------------
desires to produce non-credit, open enrollment courses or for credit, graduate or undergraduate level courses or a series of such courses via a distance learning broadcast or network system, other than the Internet, in the field of business education, then both parties shall discuss such opportunity and, if both parties are interested in pursuing such opportunity, negotiate in good faith for a period of sixty (60) days to enter into a definitive written agreement. In the event that no definitive agreement is reached during such period (as such period may be extended by the parties in writing), then either party may negotiate with any third party to produce such course or courses. This Section 8.2 shall expire on the delivery of a notice of termination pursuant to Article 15 or on the expiration of this Agreement.

          Section 8.3.  Confidentiality.
          -----------------------------

          8.3.1. Caliber acknowledges that, during the term of this Agreement and in the course of performing its obligations hereunder, Caliber may be the recipient of or become exposed to Confidential Information of Wharton. Caliber acknowledges and agrees that Wharton's Confidential Information shall remain the exclusive property of Wharton. Caliber shall use the same degree of care in maintaining the confidential nature of Wharton's Confidential Information that Caliber uses with respect to Caliber's own Confidential Information of a similar nature.

          8.3.2. Wharton acknowledges that, during the term of this Agreement and in the course of performing its obligations hereunder, Wharton may be the recipient of or become exposed to Confidential Information of Caliber. Wharton acknowledges and agrees that Caliber's Confidential Information shall remain the exclusive property of Caliber. Wharton shall use the same degree of care in maintaining the confidential nature of Caliber's Confidential Information that Wharton uses with respect to Wharton's own Confidential Information of a similar nature.

          Section 8.4.    Non-Hire.  During the term of this Agreement and for
          ------------------------
one (1) year thereafter, Caliber shall not hire any faculty of Wharton that has participated in any Session under this Agreement.

                                   ARTICLE 9

                                 COMPENSATION

          Section 9.1.    Wharton's Right to Revenues.  For and in consideration
          -------------------------------------------
of the promises and covenants made herein by Wharton, Caliber acknowledges that all enrollment fees, and any other gross revenues directly resulting from delivery of any Course over the Caliber Learning Network, net of any refunds granted by Wharton (collectively, "Revenues"), shall inure to the benefit of and be paid over to Wharton, subject to Section 9.2.

          Section 9.2.    Caliber's Session Delivery Fee.  For and in
          ----------------------------------------------
consideration of the promises and covenants made herein by Caliber, including but not limited to the agreement of Caliber to deliver the Course Content over the Caliber Learning Network, Wharton agrees to pay to Caliber a fee (the "Session Delivery Fee") equal to /*/ of the Revenues derived from each Course.

          Section 9.3.    Distribution and Payment.  Within five (5) days
          ----------------------------------------
following the broadcast of the first Session of a Course, Wharton shall deliver to Caliber seventy-five percent (75%) of the Session Delivery Fee for such Course. Within thirty (30) days following the broadcast of the final Session of the Course, including any period during which enrolled Participants may withdraw from the Course for a refund in accordance with Wharton's standard policies, Wharton shall deliver to Caliber the remaining balance of the twenty-five percent (25%) of the Session Delivery Fee for such Course, as adjusted for any refunds given or enrollment fees received by Wharton after the initial payment under this Section 9.3.

------------------
/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          Section 9.4.    Penalty for Late Distribution.  Interest will accrue
          ---------------------------------------------
at a rate of 0.833 % per month on fees not distributed on a timely basis to Caliber in accordance with this Article 9.

          Section 9.5.    Audit.  Upon reasonable prior written notice, each
          ---------------------
party shall have the right to audit, review and copy at its sole expense and on a confidential basis, the financial accounts and records and quality and other performance records maintained by the other party related to payments and performance under this Agreement. The auditing party shall take reasonable steps to avoid any unnecessary disruption of the audited party's business.

          Section 9.6.    Expenses.  Except as otherwise expressly provided in
          ------------------------
this Agreement, each party shall bear its own expenses in connection with the performance of its obligations under this Agreement. Furthermore, neither party shall be liable for any third party contracts or other obligations entered into by the other party in connection with this Agreement.

                                  ARTICLE 10

                           WHARTON AND CALIBER MARKS

          Section 10.1.    Wharton Marks.  Caliber acknowledges that the
          ------------------------------
trademarks identified on Exhibit D attached hereto (the "Wharton Marks")  are
                         ---------
the registered or unregistered trademarks and/or service marks, as the case may be, of Wharton. Wharton hereby grants to Caliber a non-exclusive, limited license to use the Wharton Marks for and during the term of this Agreement in connection with promotion, marketing, developing and delivering the Courses in accordance with this Agreement. Caliber expressly acknowledges Wharton's rights in and to the Wharton Marks and shall not represent in any manner that Caliber has acquired any ownership rights in the Wharton Marks.

          Section 10.2.    Caliber Marks.  Wharton acknowledges that the
          ------------------------------
trademarks identified on Exhibit E attached hereto (the "Caliber Marks") are the
                         ---------
registered or unregistered trademarks and/or service marks, as the case may be, of Caliber. Caliber hereby grants to Wharton a non-exclusive, limited license to use the Caliber Marks for and during the term of this Agreement in connection with promoting, marketing, developing and delivering the Courses in accordance with this Agreement. Wharton expressly acknowledges Caliber's rights in and to the Caliber Marks and shall not represent in any manner that Wharton has acquired any ownership rights in the Caliber Marks.

          Section 10.3.    Misuse of Marks.  Each party understands and agrees
          --------------------------------
that any use of the other party's marks, other than as expressly authorized by this Agreement, without the other party's prior written consent, is an infringement of such other party's rights in and to its marks and that the right granted herein to use the other party's marks does not extend beyond the termination or expiration of this Agreement. Each party expressly covenants that, during and after the term of this Agreement, such party shall not, directly or indirectly, commit any act of infringement or dilution or contest or aid others in contesting the validity of such other party's right to use its marks or take any other action in derogation thereof.

          Section 10.4.    Monitoring.  Each party acknowledges an obligation to
          ---------------------------
monitor its own use of the other party's marks and agrees to do so. Each party shall notify the other of any claim, demand, cause of action that the other party may have based upon or arising from any unauthorized attempt by any person or entity to use such other party's marks, any colorable variation thereof, or any other mark, name or indicia in which such other party has or claims a proprietary interest and shall assist such other party, upon its request and at such other party's expense, in taking action including legal action, if any, as such other party may deem appropriate to halt such activities, but shall take no action nor incur any expenses on such other party's behalf without such other party's approval.

          Section 10.5.    Requirements.  Each party further covenants to:  use
          -----------------------------
the other party's marks solely in the manner prescribed by such other party; observe all laws with respect to the registration of trade names and assumed or fictitious names; include in any application therefor a statement that such party's use of the other party's marks is limited by the terms of this Agreement; provide such other party with a copy of any such application and other registration document(s); and observe such requirements with respect to trademark and service mark registrations and copyright notices as the other party may, from time to time, require, including, without limitation, affixing "_," "TM", or "(R)" adjacent to such other party's marks.

          Section 10.6.    Guidelines.  Each party shall from time to time
          ---------------------------
provide written guidelines to the other party, regarding the proper depiction of the party's marks. Press releases, catalog copy, copy and graphics for print advertising, information booklets, and promotional literature that a party proposes to use in conjunction with a Course or the marketing of a Course, together with a description of the proposed publication method, shall be submitted to the other party for review, editing and comment, at least ten (10) days prior to intended use or reproduction (whichever is to occur first). If not responded to within ten (10) days of presentation, the material shall be deemed disapproved. Components or advertisements previously approved may be used subsequently in the same publication method without further need for submission and approval. Each party shall designate as the other party's contact a person on its respective staff who shall have responsibility for the review and response procedures described in this Section 10.6.

          Section 10.7.    Use of Wharton Name.  Except as expressly permitted
          ------------------------------------
by this Article 10, during and after the term of this Agreement, Caliber and its affiliates, employees, and agents shall not use either The University of Pennsylvania's name or Wharton's name or any adaptation thereof, or any University or Wharton seal, logotype, trademark, or service mark, or the name, mark, or logotype of any University or Wharton representative or organization in any way without the prior written consent of Wharton in its sole discretion. Without limiting the foregoing, Caliber shall provide notice to Wharton, at least five
(5) business days in advance, containing a copy of the text of any Federal or state securities law filing planned by Caliber that refers to any of The University of Pennsylvania, Wharton, any University or Wharton representative or organization, or this Agreement. During such five (5) business day period, Wharton may elect to provide comments to Caliber regarding the text of any such references. Caliber shall promptly implement all reasonable comments from Wharton. With respect to any public filing of this Agreement required by law, Caliber shall seek confidential treatment of the provisions of this Agreement reasonably requested by Wharton from time to time, including, but not limited to, Sections 8.1, 8.2, 9.1 and 9.2 and Exhibits C and D.

                                  ARTICLE 11

                     USE OF PARTICIPANT AND PROSPECT NAMES

          Section 11.1.    Participants.  The names of all Participants shall be
          -----------------------------
proprietary to both Wharton and Caliber. During and after the term of this Agreement, either party may use such names in connection with this Agreement and its other business activities but shall maintain the confidentiality of such names.

          Section 11.2.    Prospects.  The names of all persons identified as
          --------------------------
prospective Participants are proprietary to both Wharton and Caliber. During and after the term of this Agreement, Caliber shall not use such names in connection with this Agreement or its other business activities without the prior written approval of Wharton. During and after the term of this Agreement, Wharton may use such names in connection with this Agreement and its other business activities, and each party shall maintain the confidentiality of such names.

                                  ARTICLE 12

                            LIMITATION OF LIABILITY

          Section 12.1.    Consequential Damages.  NEITHER PARTY SHALL BE LIABLE
          --------------------------------------
TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT AND IRRESPECTIVE OF WHETHER THE PARTY HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

                                  ARTICLE 13

                         INDEMNIFICATION AND INSURANCE

          Section 13.1.    By Caliber.  Caliber shall indemnify, defend and hold
          ---------------------------
harmless Wharton from and against any and all loss, damage, injury, liability or suit, including any attorneys' fees and costs, incurred by Wharton as a result of or arising from: any negligent act or omission by Caliber; any breach by Caliber of any third party contract; any claims arising out of the Federal or state securities laws; any Participant's claim of personal injury or property damage while attending a Session at a Caliber Site; any claim that any contribution by Caliber to any Session, Derivative Work, or Session Delivery violates any patent, copyright, trade secret or other proprietary right; and any claim that use by Wharton of the Caliber Marks in accordance with this Agreement infringes the rights of a third party.

          Section 13.2.    Caliber's Insurance.  Caliber shall procure and
          ------------------------------------
maintain a policy or policies of comprehensive general liability insurance, including broad form and contractual liability, in a minimum of $1,000,000 combined single limit per occurrence and in the aggregate as respects personal injury, bodily injury and property damage arising out of Caliber's performance under this Agreement. The policy or policies of insurance described in this
Section 13.2 shall be issued by an insurance carrier with an A.M. Best rating of "A" or better and shall name The Trustees of The University of Pennsylvania as an additional insured with respect to Caliber's performance under this Agreement. Caliber shall provide Wharton with certificates evidencing the insurance coverage required herein and all subsequent renewals thereof. Such certificates shall provide that the insurance carrier(s) shall notify Wharton in writing at least thirty (30) days prior to cancellation or material change in coverage. The parties may periodically review the adequacy of the minimum limits of liability insurance specified in this Section 13.2, and Wharton reserves the right to require Caliber to adjust the liability insurance coverages. The specified minimum insurance amounts do not constitute a limitation on the obligation of Caliber to indemnify Wharton under this Agreement.

          Section 13.3.    By Wharton.  Wharton shall indemnify, defend and hold
          ---------------------------
harmless Caliber from and against any and all loss, damage, injury, liability or suit, including any attorneys' fees and costs, incurred by Caliber as a result of or arising from: any claims that any Course Content provided by Wharton to Caliber infringes or otherwise violates any copyright, trade secret or other proprietary right; and any claims that use by Caliber of the Wharton Marks in accordance with this Agreement infringes the rights of a third party.

                                  ARTICLE 14

                                     TERM

          Section 14.1.    Expiration and Renewal.  This Agreement commences on
          ---------------------------------------
the Effective Date and shall terminate on the fifth anniversary of this Agreement, unless terminated earlier by either party pursuant to Section 15. The parties may mutually agree to renew this Agreement upon its expiration.

                                  ARTICLE  15

                               EARLY TERMINATION

          Section 15.1.    Voluntary Termination.  Either party may elect to
          --------------------------------------
terminate this Agreement for any reason or for no reason by giving a written notice of Termination to the other party at least one hundred twenty (120) days prior to the second anniversary of the Effective Date. Subject to Section 15.5, any such voluntary termination shall become effective on the second anniversary of the Effective Date.

          Section 15.2.    Default.  This Agreement may be terminated by either
          ------------------------
party if the other party is in breach of any material provision of this Agreement, but only after written notice of default and opportunity to cure has been given to the breaching party. The notice of default must provide for an opportunity to cure of at least thirty (30) days following receipt of the notice. If the party receiving the notice has not cured the breach before the cure date stated in the notice, then the party giving notice may terminate this Agreement by giving the breaching party a written notice of termination, which will be effective upon delivery. With respect to breaches stated herein or otherwise determined to be incurable, a period of cure does not have to be provided.

          Section 15.3.    Material Breaches That May Be Cured.  The following
          ----------------------------------------------------
types of activity are acknowledged by the parties to jeopardize the offering of Courses under this Agreement, and shall, unless cured as provided herein, be cause for termination:

          15.3.1 to fail to adhere to any material provision of this Agreement; and

          15.3.2  to fail to provide quality delivery of any Session.

          Section 15.4.    Material Breaches That Cannot Be Cured.  The
          -------------------------------------------------------
following types of activity are acknowledged by the parties to be incurable, material breaches and are cause for immediate termination effective upon delivery of written notice of termination:

          15.4.1 any willful breach of the other party's confidentiality obligations under this Agreement;

          15.4.2  any act of theft or embezzlement by the other party;

          15.4.3 any breach of the other party's exclusivity obligations under Sections 8.1 or 8.2 of this Agreement;

          15.4.4 if the other party experiences a Trigger Event, at the election of the party that is not experiencing a Trigger Event, provided that no written notice of termination is required in such event; and

          15.5.5 any material breach of the covenants of Article 10, including, but not limited to, dilution of the other party's marks or damage to the other party's reputation.

          Section 15.6.    Effect of Termination.  Notwithstanding the delivery
          --------------------------------------
of a notice of default or notice of termination by either party to the other under this Article 15, all obligations to perform services shall continue in effect and be duly observed and complied with by both parties until the later of: the effective date of any termination; or until the completion of the last Session of any Course that has commenced or is scheduled to commence less than forty-five (45) days after the time of delivery of the notice of termination.

          Section 15.7.    Ownership After Termination.  Early termination of
          --------------------------------------------
this Agreement pursuant to this Section 15 for any reason shall not affect the respective ownership rights of the parties set forth in Section 7. Upon termination of this Agreement, all rights to use and promote the Courses in conjunction with the other party's marks shall immediately cease.

                                  ARTICLE 16

                                 MISCELLANEOUS

          Section 16.1.    Notices.  Any notices or other communications
          ------------------------
required or which may be given by either party to the other party under this Agreement shall be in writing and may be sent by facsimile. However, the original shall be sent either by overnight courier, with a verified receipt, or by certified mail, return receipt requested, postage prepaid and addressed to and at the address stated below or to such other address as the parties shall subsequently designate to each other by notice given in accordance with this
Section 16.1. Such notice shall be deemed to be sufficiently given when the original is received by the receiving party or five (5) days after mailing as provided above, whichever first occurs.

               FOR WHARTON:

               The Trustees of the University of Pennsylvania
                  acting through the Aresty Institute of Executive Education at The Wharton School
               255 South 38/th/ Street
               Philadelphia, PA   19104-6359
               Attn: Alison McGrath Peirce
               Fax:  215-386-4304

               with a required copy to:

               Office of the General Counsel
               The University of Pennsylvania
               221 College Hall
               Philadelphia, PA  19104-6303
               Attn:  Robert Terrell, Esq.
               Fax:  215-898-8519

               FOR CALIBER:

               Caliber Learning Network, Inc.
               1000 Lancaster Street
               Baltimore, Maryland 21202
               Attn:  Chris L. Nguyen
               Fax:  410-843-8054

               with a copy to:

               Sylvan Learning Systems, Inc.
               1000 Lancaster Street
               Baltimore, MD  21202
               Attn: O. Steven Jones, Esq., Vice President and General Counsel
               Fax:  410-843-8059

          Section 16.2.    Independent Contractors.  In making and performing
          ----------------------------------------
this Agreement, the parties act and shall act at all times as independent contractors, and nothing contained herein shall be construed or implied to create an agency, association, partnership or joint venture between the parties. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

          Section 16.3.    Applicable Law and Jurisdiction.  This Agreement
          ------------------------------------------------
shall be deemed to have been made in the Commonwealth of Pennsylvania and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles of any jurisdiction. In the event that a party perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties will, as soon as practicable, confer in an attempt to resolve the dispute. If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the state and federal courts located in the Eastern District of Pennsylvania with respect to any and all disputes concerning the subject of, or arising out of, this Agreement.

          Section 16.4.    Force Majeure.  Neither party shall be liable for
          ------------------------------
delay or failure in performance of any of its obligations under this Agreement when such delay or failure arises from events or circumstances beyond the reasonable control of such party (including, without limitation, acts of God, fire, flood, war, explosion, sabotage, terrorism, embargo, civil commotion, acts or omissions of any government entity, or labor disputes).

          Section 16.5.    Waiver.  No failure on the part of either party to
          -----------------------
exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 16.6.    Assignment.  Neither party shall be permitted to
          ---------------------------
assign this Agreement or any part of it, either directly or by stock sale, merger or operation of law, without the prior written consent of the other party in its sole discretion. Any prohibited assignment of this Agreement or the rights hereunder shall be null and void. No permitted assignment shall relieve the assigning party of responsibility for the performance of any accrued obligations which it has prior to such assignment.

          Section 16.7.    Survival beyond Termination.  The rights and
          --------------------------------------------
obligations arising under Sections 5.4, 7.1-7.5, 8.1, 8.3 and 8.4 and Articles 9-13 and 15 shall survive any termination or expiration of this Agreement in accordance with the respective terms of such provisions.

          Section 16.8.    Compliance with Laws.  Caliber and its affiliates
          -------------------------------------
shall comply with all prevailing laws, rules and regulations that apply to its activities or obligations under this Agreement. Without limiting the foregoing, it is understood that this Agreement may be subject to the Family Educational Rights and Privacy Act of 1974, as amended. Wharton and Caliber shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran of the Vietnam Era.

          Section 16.9.    Binding Nature of Agreement.  This Agreement shall be
          --------------------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that any assignment must comply with Section 16.6 to be effective.

          Section 16.10.  Counterparts, Headings and Exhibits.  This Agreement
          ---------------------------------------------------
may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. All Schedules and Exhibits hereto are hereby incorporated in this Agreement and made a part hereof.

          Section 16.11.  Integration and Amendment.  This Agreement, together
          -----------------------------------------
with all fully executed exhibits thereto, embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, modified, extended or terminated except by written amendment executed by an authorized representative of each party.

          Section 16.12.  Severability.  If any provision of this Agreement
          ----------------------------
shall be held to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          Section 16.13.  Number of Days.  Except as otherwise expressly
          ------------------------------
provided in this Agreement, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the day and year first above written.

CALIBER LEARNING NETWORK, INC.          THE TRUSTEES OF THE UNIVERSITY OF
                                        PENNSYLVANIA acting through THE
                                        ARESTY INSTITUTE OF EXECUTIVE
                                        EDUCATION AT THE WHARTON SCHOOL

By: ______________________________      By: ______________________________
     Chris L. Nguyen, President             Michael L. Wachter
                                            Interim Provost
                                            The Trustees of the University of
                                              Pennsylvania


                                        By: ______________________________
                                            Thomas P. Gerrity
                                            Dean
                                            The Wharton School


                                        By: ______________________________
                                            Robert E. Mittelstaedt, Jr.
                                            Vice Dean and Director
                                            The Aresty Institute of Executive
                                              Education

                                 EXHIBIT INDEX


          This Exhibit Index to the Master Course Development Agreement is dated March 26, 1998. The following Exhibits are incorporated by reference into this Agreement.


EXHIBITS:

     Exhibit A-1                                Description of Course 1

     Exhibit A-2                                Description of Course 2

     Exhibit B                                  Additional Course Form

     Exhibit C                                  Course Schedule

     Exhibit D                                  Wharton Marks

     Exhibit E                                  Caliber Marks


          IN WITNESS WHEREOF, for adequate consideration and intending to be legally bound, the parties hereto have caused this Exhibit Index to the Master Course Development Agreement to be executed by their duly authorized representatives on the date first above written.

CALIBER LEARNING NETWORK, INC.            THE TRUSTEES OF THE UNIVERSITY OF
                                        PENNSYLVANIA acting through THE ARESTY
                                        INSTITUTE OF EXECUTIVE EDUCATION AT THE
                                        WHARTON SCHOOL

By: ______________________________      By: ______________________________
    Chris L. Nguyen, President              Robert E. Mittelstaedt, Jr.
                                            Vice Dean and Director
                                            The Aresty Institute of Executive
                                            Education

                                  EXHIBIT A-1
                                  -----------

                            DESCRIPTION OF COURSE 1


 .  Title: "The Essentials of Management:  Building a Business Case".
 .  Offered two times during the Fall, each six weeks in duration, thereafter proposed to run once per quarter.
 .  Three hours per session from 7-10 pm EST.
 .  Target enrollment per offering is 350.
 . Minimum classroom size at each Caliber Site per room is 6 and maximum is 12. . Method of registration is submission of application to Wharton who then enrolls students in conjunction with Wharton/Caliber enrollment system.
 . Target Market: Entry and mid-level managers who need to develop specific functional skills and who generally would not be considered candidates for traditional executive education programs.
 .  Course Credit: none.
 .  Price: $2,500.
 . Financial projections (based on 350 students at $2,500 price): /*/ in Revenues (but with volume discounts of /*/ , projected net revenues of /*/

 .  Caliber Sites (30):

   Cherry Hill, NJ            Dallas, TX                   Seattle, WA
   Paramus, NJ                Minneapolis, MN              Cincinnati, OH
   Broad St, NY               Cleveland, OH                Milwaukee, WI
   Park Ave, NY               Detroit, MI                  Nashville, TN
   Boston, MA                 Richmond, VA                 Penn Plaza, NY
   Chicago, IL                Denver, CO                   Salt Lake City, UT
   Baltimore, MD              Charlotte, NC                Rochester, NY
   San Jose, CA               Kansas City, MO              San Diego, CA
   Atlanta, GA                San Francisco, CA            Houston, TX
   Culver City, CA            Indianapolis, IN             St. Louis, MO



-------------------
/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                                  EXHIBIT A-2
                                  -----------

                            DESCRIPTION OF COURSE 2


 .  Title: "The Essentials of Management: Financial Statements".
 .  Offered once during the Winter of 1999, six weeks in duration, thereafter proposed to run once per quarter.
 .  Three hours per session from 7-10 pm EST.
 .  Target enrollment is 375.
 . Minimum classroom size at each Caliber Site per room is 6 and maximum is 12. . Method of registration is submission of application to Wharton who then enrolls students in conjunction with Wharton/Caliber enrollment system.
 . Target Market: Entry and mid-level managers who need to develop specific functional skills and who generally would not be considered candidates for traditional executive education.
 .  Course Credit: none.
 .  Price: $2,500.
 . Financial projections (based on 375 students at $2,500 price): /*/ in Revenues (but with volume discounts of /*/ , projected net revenues of /*/

 .  Caliber Sites (40):

   Cherry Hill, NJ    Dallas, TX           Seattle, WA         Raleigh, NC
   Paramus, NJ        Minneapolis, MN      Cincinnati, OH      Jacksonville, FL
   Broad St, NY       Cleveland, OH        Milwaukee, WI       Orlando, FL
   Park Ave, NY       Detroit, MI          Nashville, TN       Washington, DC
   Boston, MA         Richmond, VA         Penn Plaza, NY      Tampa, FL
   Chicago, IL        Denver, CO           Salt Lake City, UT  Pittsburgh, PA
   Baltimore, MD      Charlotte, NC        Rochester, NY       Los Angeles, CA
   San Jose, CA       Kansas City, MO      San Diego, CA       Miami, FL
   Atlanta, GA        San Francisco, CA    Houston, TX         Palo Alto, CA
   Culver City, CA    Indianapolis, IN     St. Louis, MO       Phoenix, AZ




-------------------
/*/ Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                            ADDITIONAL COURSE FORM

Capitalized terms used in this Exhibit B shall have the same meaning given to them in the Master Course Development Agreement between Caliber and Wharton dated as of _______________, 1998 (the "Agreement"). In the event of any conflict, inconsistency or ambiguity between this Exhibit and the Agreement, this Exhibit shall prevail.

1.   Course Title:  [TO BE ADDED]
     ------------

2.   Number of Sessions:  ___.
     ------------------

3.   Duration of Course:  Approximately ___ weeks.
     ------------------

4.   Number and Location of Caliber Sites:  [TO BE ADDED]
     ------------------------------------

5.   Target Enrollment:  [TO BE ADDED]
     -----------------

6.   Minimum and Maximum Class Size:  [TO BE ADDED]
     ------------------------------

7.   Registration Fee and Discounts: $_________  [ANY DISCOUNTS TO BE ADDED].
     ------------------------------

8.   Course Times:  ______ to _______ pm EST.
     ------------

9.   Course Schedule:  [TO BE ADDED].
     ---------------

10.  Course Credit:  None.
     -------------

11.  Marketing Plan:  See attached Schedule 1.
     --------------

12.  Financial Projections:  [TO BE ADDED]
     ---------------------

13.  Other Terms and Conditions:  [TO BE ADDED AS NEEDED]
     --------------------------

                                   EXHIBIT C
                                   ---------

                              SCHEDULE OF COURSES
                              -------------------

COMMITTED COURSES:
------------------
                                          1998     1998    1999    1999
                                         Fall 1   Fall 2  Winter  Spring
                                         ------   ------  ------  ------
Business Case:                              X        X       X       X
Financial Statements:                                        X       X


PROPOSED COURSES:
-----------------------

                          1999    1999   1999     2000    2000    2000   2000
                         Spring  Summer  Fall    Winter  Spring  Summer  Fall
                         ------  ------  ------  ------  ------  ------  ----
Business Case:                      X      X        X       X       X      X
Financial Statements:               X      X        X       X       X      X
Drivers:                    X       X      X        X       X       X      X
Capital Budget:                            X        X       X       X      X
"New Course":                              X        X       X       X      X


                                   EXHIBIT D
                                   ---------

                                 WHARTON MARKS
                                 -------------


"Wharton"

"Wharton" and logo (see attached)

"The Wharton School"

"EOM"

"Essentials of Management"

                                   EXHIBIT E

                                 CALIBER MARKS
                                 -------------



"BOSS"

"Broadcast Origination Support System"

"Caliber" and logo (see attached)

"Caliber Learning Campus"

"Caliber Learning Center"

"Caliber Learning Network"